UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007 (July 25, 2007)

ALTRUST FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Alabama	0-51298	63-0923450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 2nd Avenue S.W., Cullman, Alabama	35055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 737-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2006, People’s Bank of North Alabama (the “Bank”), the banking subsidiary of Altrust Financial Services, Inc., entered into Executive Employment Agreements, with Christopher J. Sawyer and Clayton R. (Dick) Lee II, effective as of August 13, 2007. Pursuant to the Executive Employment Agreements, Mr. Sawyer will be appointed as President of the Bank and Mr. Lee will be appointed as Executive Vice President and Chief Credit Officer of the Bank.

The Executive Employment Agreements provide for an initial term of one year, automatically renewable for one year periods unless terminated. Under the Executive Employment Agreements, Mr. Sawyer will receive an annual base salary of $225,000 and a grant of 12,500 restricted shares of common stock, and Mr. Lee will receive an annual base salary of $175,000, a signing incentive of $100,000 and a grant of 9,725 restricted shares of common stock. In addition, certain benefits are payable in the event of a Change in Control. The Executive Employment Agreements include non-competition, non-disclosure and non-solicitation covenants by each of Mr. Sawyer and Mr. Lee. The Executive Employment Agreements are attached hereto as Exhibits 99.1 and 99.2, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit
99.1	Executive Employment Agreement, effective as of August 13, 2007, by and between the Bank and Christopher J. Sawyer.

99.2	Executive Employment Agreement, effective as of August 13, 2007, by and between the Bank and Clayton R. Lee II.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRUST FINANCIAL SERVICES, INC.

	By:	/s/ J. ROBIN CUMMINGS
	Name:	J. Robin Cummings
	Title:	President and Chief Executive Officer

Date: July 26, 2007